As filed with the Securities and

                     Exchange Commission on September 18, 1998

                                                      Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                              __________________

                                   FORM S-8

                             REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933
                              ___________________

                               Aquarion Company

             (Exact name of registrant as specified in its charter)

Delaware                                        06-0885252

(State or other jurisdiction of                 (I.R.S. Employer

 incorporation or organization)                  Identification Number)

                                835 Main Street

                       Bridgeport, Connecticut 06604-4995

(Address, including zip code, of Registrant's principal executive offices)
                           ________________________


                     Aquarion Company Stock Incentive Plan

                           (Full Title of the Plan)
                           ________________________


                                Janet M. Hansen

        Executive Vice President, Chief Financial Officer and Treasurer

                               Aquarion Company

                                835 Main Street

                         Bridgeport, Connecticut 06604-4995

                                (203) 335-2333


(Name, address and telephone number, including area code, of agent for service)

                           ________________________

                                  Copies to:


                             Martin L. Budd, Esq.

                            Day, Berry & Howard LLP

                             One Canterbury Green

                       Stamford, Connecticut 06901-2047

                              ---------------------

                       CALCULATION OF REGISTRATION FEE



       Title of          Amount            Proposed       Proposed Maximum

     Securities to        to be             Maximum           Aggregate           Amount of

     be Registered     Registered         Per Share (3)   Offering Price(3)   Registration Fee
     --------------    ----------         -------------   -----------------   ----------------


 Common Stock, no par
  value (1)            300,000 shares (2)  $33.53125         $10,059,375       $2,967.52

===========================================================================================

(1)   This Registration Statement also pertains to Preferred Share Purchase

      Rights ("Rights") of the Registrant.  Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.


(2)   In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of addditional shares of Common Stock and Rights as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.


(3)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h), based on the average of the high and low sale prices of the Common Stock on September 16, 1998, as reported on the New York Stock Exchange Composite Tape.


======================================================================================================


                                    PART II

              Information Required in the Registration Statement



   Pursuant to General Instruction E to Form S-8, the contents of the

Registration Statement on Form S-8, File No. 33-53473, filed by Aquarion

Company (the "Company"), are hereby incorporated herein by reference and made a part hereof, except to the extent that such contents are modified or superseded hereby.



Item 3.  Incorporation of Documents By Reference



   The following documents filed with the Securities and Exchange Commission by the Company are hereby incorporated in this Registration Statement by reference:



   (a)      The Company's Annual Report on Form 10-K for the fiscal year ended

            December 31, 1997;



   (b)      The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;



   (c)      The description of the Company's Common Stock contained in the

            Registration Statement on Form 8-A filed by the Company to register its Common Stock pursuant to Section 12(b) of the

            Securities Exchange Act of 1934, as amended (the "Exchange Act"),

            including any amendments or reports filed for purposes of updating such description; and



   (d)      The description of the Company's Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed by the

            Company to register its Preferred Share Purchase Rights pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for purposes of updating such description.



   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this  Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this

Registration Statement and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed,

except as so modified or superseded, to constitute a part of this Registration

Statement.



Item 4.  Description of Securities.



   Not applicable.



Item 5.  Interests of Named Experts and Counsel.


   Not applicable.



Item 6.  Indemnification of Directors and Officers.



   The Company is incorporated under the laws of the State of Delaware.

Section 145 of the General Corporation Law of the State of Delaware (the

"DGCL") provides that a Delaware corporation may indemnify any person who is,

or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding,

provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  A Delaware corporation may also indemnify any person who is, or is threatened to be made, a party to any threatened,

                                      -2-
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

pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit,

provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer,

director, employee or agent  is adjudged to be liable to the corporation. In addition, Section 145(c) of the DGCL provides that when an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.



   The Company's Amended and Restated By-laws contain provisions requiring indemnification of its officers and directors to the maximum extent permitted by Delaware law and allowing such indemnification of its employees and agents and persons serving at its request as a director, officer, employee or agent of another entity.



   Section 145(e) of the DGCL provides that expenses (including attorney's fees) incurred by a director or officer in defending any civil, criminal,

administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation.  The

Company s Amended and Restated By-laws provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the

Company in advance of the final disposition of such action, suit or proceeding as authorized by the Company s Board of Directors, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.



   Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii)

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders.  The Company's Restated

Certificate of Incorporation includes such a provision.



   The Company's Amended and Restated By-laws provide that the Board of

Directors, notwithstanding any interest of the directors in the action, may authorize the Company to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Company or its subsidiaries,

or is or was serving at the request of the Company as a director, officer,

employee or agent of another enterprise, for liabilities incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company shall have the power to indemnify such person against such liability.



   The Company maintains an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations of such insurance policy, against certain liabilities which may be imposed in connection with such persons' service as such directors or officers.



Item 7.  Exemption from Registration Claimed.



   Not applicable.



Item 8.  Exhibits.



      4.1   Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company's Quarterly Report on

            Form 10-Q (File No. 1-8060) for the quarter ended March 31, 1998).



      4.2   Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on

            Form 10-Q (File No. 1-8060) for the quarter ended March 31, 1998).



      4.3   Rights Agreement, dated as of June 25, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., which includes the

            Form of Certificate of Designation of Series B Junior

            Participating Preferred Stock
as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of

Rights to Purchase Shares of Preferred Stock as Exhibit C (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A

(File No. 1-8060) dated June 26, 1996).


      5     Opinion of Day, Berry & Howard LLP.



      23.1  Consent of PricewaterhouseCoopers LLP.



      23.2  Consent of  Day, Berry & Howard LLP (included in the opinion filed as Exhibit 5).



      24    Power of Attorney.



      99    Aquarion Company Stock Incentive Plan.



--------------------------------



Item 9.  Undertakings.



      (a)   The undersigned Registrant hereby undertakes:



            (1)   To file, during any period in which offers or sales are

      being made, a post-effective amendment to this Registration Statement:



                  (i)  To include any prospectus required by Section 10(a)(3)

            of the Securities Act of 1933, as amended (the "Securities Act");



                  (ii)  To reflect in the prospectus any facts or events

            arising after the effective date of this Registration Statement

            (or the most recent post-effective amendment thereof) which,

            individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

            Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate,

            the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

            "Calculation of Registration Fee" table in the effective

            registration statement; and



                  (iii) to include any material information with respect to

            the plan of distribution not previously disclosed in this

            Registration Statement or any material change to such information set forth in this Registration Statement;



      provided, however, that the undertakings set forth in paragraphs (i) and

      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d)

      of the Exchange Act that are incorporated by reference in this

      Registration Statement.



            (2)   That, for the purpose of determining any liability under the

      Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,

      and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


            (3)   To remove from registration by means of a post-effective

      amendment any of the securities being registered  which remain unsold at the termination of the offering.



      (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the

Registrant s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      (c)   Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, Aquarion Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration

Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on this 18th day of September, 1998.




                                                  AQUARION COMPANY



                                          By: /s/JANET M. HANSEN

                                              -------------------------------

                                                   Janet M. Hansen

                                              Executive Vice President,

                                               Chief Financial Officer

                                                    and Treasurer



Pursuant to the requirements of the Securities Act of 1933, this Registration

Statement has been signed by the following persons in the capacities indicated

on this 18th day of September, 1998.




             *

------------------------------      Chairman of the Board of Directors and

  George W. Edwards, Jr.            Director


             *

------------------------------      President, Chief Executive Officer and

  Richard K. Schmidt                Director

                                    (Principal Executive Officer)

 /s/JANET M. HANSEN

------------------------------      Executive Vice President, Chief Financial

   Janet M. Hansen                  Officer and Treasurer

                                    (Principal Financial and Accounting

                                    Officer)

            *

------------------------------     Director

   Jack E. McGregor


            *

------------------------------     Director

   Geoffrey Etherington




            *

------------------------------     Director

   Janet D. Greenwood


            *

------------------------------     Director

   Donald M. Halsted, Jr.



            *

------------------------------     Director

   Edgar G. Hotard

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


            *

------------------------------     Director

    G. Jackson Ratcliffe



            *

------------------------------     Director

   John A. Urquhart





*     By signing her name hereto, Janet M. Hansen signs this Registration

      Statement as Executive Vice President, Chief Financial Officer and

      Treasurer of the Registrant and on behalf of the persons indicated above pursuant to the power of attorney duly executed by such persons and filed herewith.



                                          /s/JANET M. HANSEN

                                          ------------------------------

                                        (Janet M. Hansen, Attorney-in-Fact)

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                                 EXHIBIT INDEX



Exhibit Number                            Description of Exhibit



    4.1        Restated Certificate of Incorporation of the Company

               (incorporated by reference to Exhibit 3(a) to the Company's

               Quarterly Report on Form 10-Q (File No. 1-8060) for the quarter ended March 31, 1998).



    4.2        Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on

               Form 10-Q (File No. 1-8060) for the quarter ended March 31,

               1998).



    4.3        Rights Agreement, dated as of June 25, 1996, between the

               Company and ChaseMellon Shareholder Services, L.L.C., which includes the Form of Certificate of Designation of Series B

               Junior Participating Preferred Stock as Exhibit A, the form of

               Right Certificate as Exhibit B and the Summary of Rights to

               Purchase Shares of Preferred Stock as Exhibit C (incorporated by reference to Exhibit 1 to the Company's Registration

               Statement on Form 8-A (File No. 1-8060) dated June 26, 1996).



    5          Opinion of Day, Berry & Howard LLP.



    23.1       Consent of PricewaterhouseCoopers LLP.



    23.2       Consent of Day, Berry & Howard LLP (included in the opinion filed as Exhibit 5).



    24         Power of Attorney.



    99         Aquarion Company Stock Incentive Plan.
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